Exhibit 10.11

FORM OF STOCK OPTION AWARD AGREEMENT
PURSUANT TO THE
LEGACY RESERVES INC.
2019 MANAGEMENT INCENTIVE PLAN

Participant:

Grant Date:

Exercise Price per share of Common Stock:

Total Exercise Price:

Total Number of shares of Common Stock Subject to Option:

Expiration Date:

Type of Option	Non-Qualified Stock Option

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Legacy Reserves Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Legacy Reserves Inc. 2019 Management Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Stock Option (“Option”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.            Incorporation By Reference; Plan Document Receipt.

(a)
This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.

(b)
Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

(i)
For purposes of this Agreement, “Good Reason” shall have the meaning set forth in the Participant’s employment agreement with the Company, or if the Participant does not have such an employment agreement or no such definition is set forth, the Participant shall have “Good Reason” to terminate the Participant’s employment with or services to the Company upon the occurrence of any of the following events, without the express written consent of the Participant: (i) a reduction in the Participant’s annual base salary or, following 2019, target annual bonus; (ii) a relocation of the Participant’s primary place of employment to a location more than 20 miles from Midland, Texas; or (iii) any material reduction in the Participant’s title, authority or responsibilities with the Company.  The Company shall be afforded a reasonable opportunity to cure any circumstances that would otherwise constitute “Good Reason” hereunder according to the following terms: The Participant shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within sixty (60) days of becoming aware of the occurrence of such circumstances. The Company will have thirty (30) days from its receipt of such notice to effect the cure of such circumstances. If such circumstances have not been satisfactorily cured within such thirty (30)_day cure period, and the Participant actually terminates employment within thirty (30) days following the expiration of the Company’s thirty (30)-day cure period, such circumstances or breach will thereupon constitute “Good Reason” hereunder.   Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Participant.

2.            Grant of Option Award.  The Company hereby grants to the Participant, as of the Grant Date specified above, the Option specified above.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the Option, except as otherwise specifically provided for in the Plan or this Agreement.

3.            Vesting; Commencement of Exercisability.

(a)
Subject to the provisions of Sections 3(b) and 3(c) hereof, the Option subject to this Award shall become vested and exercisable as follows (the “Vesting Schedule”), provided that the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date		Percentage of Option Vesting[1]

[	]	25%

[	]	25%

[	]	25%

[	]	25%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(b)
If there is a Termination of the Participant by the Company without Cause or by the Participant for Good Reason, in each case except as described in Section 3(c), or due to the Participant’s death or Disability, the portion of the Option granted hereunder that would have vested and become exercisable pursuant to Section 3(a) if the Participant’s employment continued for an additional twelve (12) months from the date of such Termination shall become vested and exercisable; and

(c)
If there is a Termination of the Participant by the Company without Cause or by the Participant for Good Reason, in each case within twenty-four (24) months following a Change in Control, 100% of the Option granted hereunder will become immediately vested and exercisable.

Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting and exercisability of the Option at any time and for any reason.

4.            Forfeiture.

(a)
Subject to Sections 3(b) and 3(c), and the Committee’s discretion to accelerate vesting hereunder, any unvested and unexercisable portion of the Option shall be immediately forfeited without consideration upon the Participant’s Termination for any reason.

(b)
Subject to Sections 3(b) and 3(c) and the Committee’s discretion to accelerate vesting hereunder, the entire Option, whether vested or unvested, shall be immediately forfeited without consideration upon a Termination of the Participant by the Company for Cause.

1 The Options granted upon emergence will vest in equal annual installments on the first four anniversaries of emergence.

5.           Duration of Exercisability.  The installments provided for in the Vesting Schedule are cumulative.  Each such installment which becomes vested and exercisable pursuant to the Vesting Schedule shall remain vested and exercisable until it becomes unexercisable under Section 6 or pursuant to the terms of the Plan.  Once the Option or portion thereof becomes unexercisable, it shall be immediately forfeited without consideration.

6.            Expiration of Option.  The Option or any portion thereof may not be exercised to any extent by anyone after the first to occur of the following events:

(a)	[_____], 2029[2];

(b)	The expiration of one-hundred and eighty (180) days following the date of the Participant’s Termination, unless such Termination occurs by reason of the Participant’s death, Disability or Cause;

(c)	The expiration of one year following the date of the Participant’s Termination by reason of the Participant’s death or Disability; or

(d)	The date of the Participant’s Termination for Cause.

The Participant acknowledges that an Incentive Stock Option exercised more than three months after the Participant’s termination of status as an Eligible Employee, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

7.            Person Eligible to Exercise. During the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof.  After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option or portion thereof becomes unexercisable under Section 6, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

8.           Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 6.

9.           Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised in whole or in part, solely by delivery to the Committee of all of the following in accordance with Article 6.4(d) of the Plan at any time prior to the time when the Option or such portion thereof becomes unexercisable under Section 6:

(a)
An exercise notice in substantially the form attached hereto as Exhibit A (or such other form as is prescribed by the Committee) in writing signed by the Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; and

2 Date that is the 10th anniversary of Emergence to be inserted.

(b)
Full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised in accordance with Article 6 of the Plan, which shall include the right, at the Participant’s election, to make such payment by directing the Company to withhold shares of Common Stock otherwise issuable to the Participant upon the exercise of the Option; and

(c)	The receipt by the Company of full payment for any applicable withholding tax in cash, by wire transfer of immediately available funds, by check or in such other form as is permitted by the Plan; and

(d)
In the event the Option or portion thereof shall be exercised pursuant to Section 7 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and

(e)
The Participant (or such person eligible to exercise the Option or portion thereof pursuant to Section 7) shall execute and deliver a shall execute and deliver a joinder to the Management Stockholders Agreement, dated as of December 11, 2019 (the “Management SH Agreement”) or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise of the Option or portion thereof and such other terms as the Board or Committee shall from time to time establish.  The Management SH Agreement or other documentation shall apply to the Common Stock acquired under this Agreement and covered by such Management SH Agreement or other documentation.

If the Participant informs the Committee that he or she desires to exercise the Option at a time when the Common Stock is not traded or reported on a national securities exchange in the United States or on an Established OTC Marketplace, and the Participant requests that the Committee inform the  Participant of the then-current Fair Market Value of the Common Stock, the Committee shall so inform the Participant within 20 days of the Participant’s request.

10.          Special Tax Consequences.  If the Option is intended to be an Incentive Stock Option, the Participant acknowledges that, to the extent that the aggregate fair market value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options, including, without limitation, the Option, are first exercisable for the first time by the Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options (or the applicable portion thereof) shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options.  The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Option and other “incentive stock options” into account in the order in which they were granted.

11.          Restrictive Legends and Stop-Transfer Orders.

(a)
The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)
The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

12.          Notices.  Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13.          Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

14.         Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement and the Exercise Notice shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

15.          Withholding of Tax.  The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.  Any applicable withholding obligation or any other tax obligations with regard to the Participant may be satisfied, at the Participant’s request, by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.

16.         Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

17.         Compliance with Laws.  The grant of the Option and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto.  The Company shall not be obligated to issue the Option or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements.  As a condition to the exercise of the Option or portion thereof, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

18.         Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except in accordance with Section 20 hereof) any part of this Agreement without the prior express written consent of the Company.

19.          Non-Transferability.  No portion of the Option may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the Option or portion thereof as provided herein, unless and until payment is made in respect of vested and exercised portions of the Option in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

20.          No Right to Employment.  Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

21.         Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

22.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

23.         Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

24.         Entire Agreement; Amendment. This Agreement, together with the Exercise Notice, the Plan and the Management SH Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

25.          Acquired Rights.  The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LEGACY RESERVES INC.

By:
Name:
Title:

PARTICIPANT

Name:

TO STOCK OPTION AWARD AGREEMENT

FORM OF EXERCISE NOTICE

Effective as of today, _____, _____, the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase _________ shares of Common Stock of Legacy Reserves Inc. (the “Company”) under and pursuant to the Legacy Reserves Inc. 2019 Management Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated ______, ____ (the “Option Agreement”).  Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:	___________________________

Number of shares of Common Stock as to which Option is Exercised:	_____________________________________

Exercise Price per share of Common Stock:	$____________

Total Exercise Price:	$____________

Certificate to be issued in name of:	_____________________________________

Payment delivered herewith:
$______________ (Representing the full Exercise Price for the shares, as well as any applicable withholding tax)
OR
__________ shares of Common Stock to be withheld from the number of shares otherwise issuable to the Participant

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

1.           Representations of Participant.  The Participant acknowledges that the Participant has received, read and understood the Plan and the Option Agreement.  The Participant agrees to abide by and be bound by their terms and conditions.

2.           Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the shares of Common Stock.  The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the shares of Common Stock and that the Participant is not relying on the Company for any tax advice.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Exercise Notice and the Option Agreement.

3.           Restrictive Legends and Stop‑Transfer Orders.

(a)        Legends.  The Participant understands and agrees that the Company shall cause any certificates issued evidencing the shares of Common Stock to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.  SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)         The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)         The Company shall not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

4.           Notices.  Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 12 of the Option Agreement.

5.         Further Instruments.  The Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Exercise Notice, the Option Agreement, the Plan and the Management Stockholders Agreement, dated as of December 11, 2019 (the “Management SH Agreement”), including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements.

6.          Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Notice, the Plan, the Option Agreement and the Management SH Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

ACCEPTED BY: Legacy Reserves, Inc.	SUBMITTED BY: PARTICIPANT

By:
Name:	[Participant Name]
Title: